Exhibit 5.1

300 North LaSalle Chicago, IL 60654-3406 Tel: 312 728 9000 Fax: 312 728 9199

March 3, 2026

Vertiv Holdings Co

505 N. Cleveland Avenue

Westerville, Ohio 43082

Re:	Vertiv Holdings Co – 4.850% Senior Notes due 2036, 5.650% Senior Notes due 2046, 5.800% Senior Notes Due 2056 and 5.950% Senior Notes due 2066

Ladies and Gentlemen:

We have acted as special counsel to Vertiv Holdings Co, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $600,000,000 aggregate principal amount of the Company’s 4.850% Senior Notes due 2036, $500,000,000 aggregate principal amount of the Company’s 5.650% Senior Notes due 2046, $500,000,000 aggregate principal amount of the Company’s 5.800% Senior Notes due 2056 and $500,000,000 aggregate principal amount of the Company’s 5.950% Senior Notes due 2066 (collectively, the “Notes”) pursuant to the Indenture, dated as of March 3, 2026, as supplemented by the First Supplemental Indenture, dated as of March 3, 2026 (such Indenture, as so supplemented, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association as trustee (the “Trustee”).

In connection therewith, we have examined (a) the Registration Statement on Form S-3 (File No. 333-293583) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) the prospectus of the Company dated February 19, 2026, as supplemented by the prospectus supplement, dated February 23, 2026, relating to the Notes, as filed with the Commission on February 25, 2026, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), and (c) the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of resolutions of the Board of Directors of the Company or committees thereof and such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinion rendered herein.

In rending the opinions set forth below, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and of public officials.

BRUSSELS CHICAGO DALLAS FRANKFURT HAMBURG HOUSTON  LONDON LOS ANGELES

MILAN MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Vertiv Holdings Co

March 3, 2026

Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that the Notes have been duly authorized and (assuming their due authentication by the Trustee), when the Notes have been duly executed, issued and delivered in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated March 3, 2026, as filed with the Commission on March 3, 2026, which is incorporated by reference into the Registration Statement and the Prospectus and to the use of our name under the caption “Legal Matters” contained in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP